CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   VIACOM INC.

                         Pursuant to Section 242 of the
                        Delaware General Corporation Law

     The undersigned, being the Executive Vice President, General Counsel and Chief Administrative Officer of Viacom Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("Viacom"), DOES HEREBY CERTIFY AS FOLLOWS:

     FIRST: At a meeting of the Board of Directors of Viacom duly called and held on May 26, 1994, resolutions were duly adopted setting forth proposed amendments (which are set forth herein in Articles SECOND and THIRD) to the Restated Certificate of Incorporation of Viacom, declaring such amendments to be advisable and directing that such amendments be submitted to the stockholders of Viacom for approval at the Special Meeting of Stockholders to held on July 7, 1994.

     SECOND: That Section 1(a) of Article IV of the Restated Certificate of Incorporation of Viacom be, and the same hereby is, amended in full to read as follows:

     "(a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,400,000,000. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

          (i) 200,000,000 shares of Class A Common Stock, $0.01 par value ("Class A Common Stock").

          (ii) 1,000,000,000 shares of Class B Common Stock, $0.01 par value ("Class B Common Stock").

          (iii) 200,000,000 shares of Preferred Stock, $0.01 par value ("Preferred Stock")."

     THIRD: That the first sentence of Section (2) of Article V of the Restated Certificate of Incorporation of Viacom be, and the same hereby is, amended by deleting the number "twelve" and replacing such number with the number "twenty".

     FOURTH: That such amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate has been executed by Philippe P. Dauman, Executive Vice President, General Counsel and Chief Administrative Officer of Viacom, and attested by Michael D. Fricklas, Assistant Secretary of Viacom, this 7th day of July, 1994.

                                        VIACOM INC.

                                        By: /s/ Philippe P. Dauman
                                            ....................................
                                            Title: Executive Vice President,
                                                   General Counsel and
                                                   Chief Administrative Officer

ATTEST:

/s/ Deborah Chapin
................................
Assistant Secretary